United States
Securities and Exchange Commission
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

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Hawk Systems, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100
Boca Raton, FL  33431

(Address of principal executive offices)  (Zip Code)

(561) 962-2885
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 14, 2011, Hawk Systems, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting ”).  The only item of business considered and voted upon at the Annual Meeting was the election of four directors to serve until the 2012 annual meeting.

     The number of shares of common stock entitled to vote at the Annual Meeting was 90,868,950. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 59,759,897.  The number of votes cast for and against and the number of abstentions with respect to the matter voted upon at the Annual Meeting, are set forth below:

Director Nominee	Votes For	Votes Against	Abstentions
Douglas G. Scott	51,551,153	8,100,000	108,744
Todd Newberry	51,551,186	8,100,000	108,711
Edward Dingler	51,547,186	8,100,000	112,711
James Liantonio	51,547,186	8,100,000	112,711

All four director nominees were duly elected.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date: February 17, 2011	By:	/s/ James Liantonio
James Liantonio, Director

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